Amendment

to Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Standard & Poor’s Investment Advisory Services LLC

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (“Adviser”), and Standard & Poor’s Investment Advisory Services LLC, a Delaware limited liability company and registered investment adviser (“Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser entered into an Amended and Restated Investment Sub-Advisory Agreement effective as of the 1st day of December, 2012, as amended January 1, 2013, May 30, 2013, April 28, 2014 and June 4, 2014 (“Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (“Funds”) of JNL Series Trust, as listed on Schedule A to the Agreement.

Whereas, the parties have agreed to amend the Agreement to add the following new fund: the JNL/S&P International 5 Fund and its’ respective fees, which will be co-sub-advised by Mellon Capital Management Corporation, effective September 15, 2014.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 15, 2014, attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 15, 2014, attached hereto.

This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 11th day of June 2014, effective as of September 15, 2014.

Jackson National Asset Management, LLC		Standard & Poor’s Investment Advisory Services LLC

By:	/s/ Mark D. Nerud	By:	/s/ Michael G. Thompson
Name:	Mark D. Nerud	Name:	Michael G. Thompson
Title:	President and CEO	Title:	Managing Director – Global Markets Intelligence

Schedule A
Dated September 15, 2014

Funds
JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P International 5 Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Mid 3 Fund
JNL/S&P Total Yield Fund

A-1

Schedule B
Dated September 15, 2014
 (Compensation)

Funds
Group 1:
JNL/S&P Managed Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Aggressive Growth Fund
Assets	Annual Rate
Effective January 1, 2013:
$0 to $8 Billion Over $8 Billion	0.02% 0.01%

The assets of the funds are aggregated for purposes of calculating the sub-advisory fee.

Group 2:
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
Assets	Annual Rate
Effective January 1, 2013:
$0 to $1Billion Next $2 Billion Over $3 Billion	0.08% 0.07% 0.05%

The assets of the funds are aggregated for purposes of calculating the sub-advisory fee.

Group 3:
JNL/S&P Mid 3 Fund
Assets	Annual Rate
Effective April 28, 2014:
$0 to $1Billion Over $1 Billion	0.08% 0.07%

Group 4:
JNL/S&P International 5 Fund
Assets	Annual Rate
Effective September 15, 2014:
$0 to $1Billion Over $1 Billion	0.10% 0.08%

B-1